UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2006

(Date of Report/Date of earliest event reported)

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JORDAN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Commission file number 33-24317

Illinois (State or other jurisdiction of incorporation or organization)	36-3598114 (I.R.S. Employer Identification No.)

ArborLake Centre, Suite 550 1751 Lake Cook Road, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)

Registrant’s telephone number, including area code: (847) 945-5591

N/A

(Former name of former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 10, 2006, the Company completed the sale of Kinetek, Inc. to Kinetek Acquisition Corp., a subsidiary of The Resolute Fund, L.P., a related party. The sale price was $441.7 million prior to adjustments for assumed debt, cash acquired and other fees and expenses. The Resolute Fund is managed and operated by the The Jordan Company in New York.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2006, Norman R. Bates, the Chief Financial Officer of Jordan Industries, Inc. submitted his resignation to the Company’s Board of Directors. Mr. Bates has resigned in order pursue his new position as Senior Vice President of Business Development at Kinetek, Inc.

On November 13, 2006, Lisa M. Ondrula, the Vice President and Controller of Jordan Industries, Inc., was named as the new Senior Vice President of Finance and Chief Financial Officer of the Company effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JORDAN INDUSTRIES, INC.

By: /s/ Lisa M. Ondrula
Lisa M. Ondrula
Chief Financial Officer

Date:  November 14, 2006